UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2025

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of New Form of Performance Based Restricted Stock Unit Agreement – Long Term Incentive Plan

On February 11, 2025, the Compensation and Human Capital Committee (the “Committee”) of Amerant Bancorp Inc. (“Amerant” or the “Company”) adopted a new form of performance based restricted stock unit agreement (the "Form PSU Agreement") that will be used, starting in February 2025, in connection with the Long-Term Incentive Plan (the “LTI Plan”), a sub-plan under the Company’s 2018 Equity and Incentive Compensation Plan (the “Plan”).

The Form PSU Agreement provides for the grant of performance based restricted stock units (“PSUs”) to the named executive officers and other members of the Company’s Executive Management Committee, which generally vest at the end of a three-year performance period subject to the additional requirement that the grantee remain in continuous service through the vesting date, but only result in the issuance of shares if the Company achieves a specified threshold of Relative Adjusted Return on Average Total Common Equity (as defined in the Form PSU Agreement) relative to the Return of Average Total Common Equity of a peer group defined by the Committee. The initial number of earned PSUs pursuant to the Form PSU Agreement shall be based on the achievement of the Relative Adjusted Return on Average Total Common Equity level set by the Committee for the performance period, and in general can range from 50% of the PSUs to 150% of the PSUs (the “Initially Earned PSUs”). The actual number of PSUs earned pursuant to the Form PSU Agreement will be determined by multiplying the Initially Earned PSUs by a Modifier Percentage (as defined in the Form PSU Agreement) ranging from -20% to +20%. The Modifier Percentage will be determined based on the Company’s achievement of specified Threshold, Target or Maximum levels set by the Committee of Relative Total Shareholder Return (as defined in the Form PSU Agreement) relative to the Total Shareholder Return of a peer group defined by the Committee.

The performance based restricted stock units awarded under the Form PSU Agreement will be settled in shares of Class A common stock of the Company, following the satisfaction of the vesting conditions. Grantees shall have no voting or other stockholder rights with respect to the shares of common stock underlying the performance based restricted stock units prior to the settlement of such award in shares of Class A common stock.

The terms of the Form PSU Agreement are substantially similar to the form previously approved by the Committee in February 2023, but under the new Form PSU Agreement, the performance goal was modified to the measure described above rather than Relative Total Shareholder Return (as defined in the prior Form PSU Agreement) relative to the Total Shareholder Return of a peer group defined by the Committee, and dividend equivalents will be paid in cash at the same time of vesting of the PSUs, if any, rather than in shares of Class A common stock.

The foregoing description of the Form PSU Agreement is a summary only and is qualified in its entirety by reference to the form agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Form of Performance Based Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Associate General Counsel and Corporate Secretary